Exhibit 99.1
Planet Reports Financial Results for First Quarter of Fiscal 2024
Delivers First Quarter Revenue of $52.7 Million, up 31% Year-over-Year
Expands First Quarter GAAP Gross Margin to 53% from 41% Year-over-Year
Surpasses 900 Global Customers Spanning Government and Commercial Industries

San Francisco, CA – June 8, 2023 – Planet Labs PBC (NYSE: PL) (“Planet” or the “Company”), a leading provider of daily data and insights about Earth, today announced financial results for its fiscal first quarter for the period ended April 30, 2023, that demonstrated continued growth and momentum of its unique data subscription business.

“We continue to see strong demand for our proprietary data solutions, driven by global events and the growing awareness of our capabilities,” said Will Marshall, Planet’s Co-Founder, Chief Executive Officer and Chairperson. “It’s our conviction that satellite data is one of the most valuable assets in the world. Recent advances in AI are unlocking this value faster, especially for Planet’s unique data archive. We are opening up huge markets driven by digital transformation and the sustainability transition, where our data is not just useful, but foundational.”

Ashley Johnson, Planet’s Chief Financial and Operating Officer, added, “We posted solid Q1 results in a challenging macro environment and remain focused on the path to profitability that we shared last quarter. We are prioritizing our investments behind the customers and opportunities where we see the highest returns. Our balance sheet is strong with $376 million of cash, cash equivalents and short-term investments as of the end of the quarter and no debt.”

Fiscal First Quarter 2024 Financial and Key Metric Highlights:
•First quarter revenue increased 31% year-over-year to $52.7 million.
•Percent of Recurring Annual Contract Value (ACV) for the first quarter was 93%.
•End of Period (EoP) Customer Count increased 9% year-over-year to 903 customers.
•First quarter gross margin expanded to 53%, compared to 41% in the first quarter of fiscal year 2023. First quarter Non-GAAP Gross Margin(1) expanded to 56%, compared to 45% in the first quarter of fiscal year 2023.
•Ended the quarter with $376.2 million in cash, cash equivalents and short-term investments.

(1) Please see “Planet’s Use of Non-GAAP Financial Measures” below for a discussion on how Planet calculates the non-GAAP financial measures presented herein. In addition, please find below a reconciliation to the most directly comparable U.S. GAAP financial measure

Recent Business Highlights:

Growing Customer and Partner Relationships(1)
•Multiple Large International Customers: Planet recently closed two large multi-year deals with international customers primarily focused on Defense and Intelligence applications, one in the eight figures through a partner and one in the seven figures. Planet’s data is used to support transparency and fact-based decision-making in a world of heightened geopolitical tension.
•AXA Climate: Planet announced an extension of its partnership with France-based consultancy AXA Climate, a leading provider of consulting services, helping clients adapt to climate change and biodiversity loss. The partnership aims to offer continued satellite data-driven insights for the development of parametric insurance products.
•Syngenta: Planet closed an expansion with Syngenta, which will enable their use of PlanetScope for new applications and R&D in precision agriculture. Syngenta's existing work with Planet over the last several years has included using SkySat for monitoring corn and soy, as well as plot verification.
•UAE Space Agency: Planet announced a partnership with the United Arab Emirates (UAE) Space Agency, to build a regional satellite data-driven loss and damage atlas for climate change resilience. The initiative aims to provide our data to countries facing high degrees of climate risk so that they can better respond, make informed policy decisions, and enable financial programs for climate adaptation and mitigation.
•Dutch Paying Agency (RVO): We have closed a new deal together with our partner NEO, a Netherlands-based Geomatics & Earth Observation company, to provide the Dutch Paying Agency (RVO) with Planet Fusion as part of NEO’s Area Monitoring System. Using Planet Fusion, RVO will be able to increase the automation of their monitoring process, significantly reducing the manual processing currently required, and helping them to more easily comply with Europe’s Common Agricultural Policy (CAP).
•Welsh Government: Planet was awarded a multi-year, seven-figure contract with the Welsh Government through an Open Tender process. This contract will support their EO programme testing remote sensing techniques, in the design and implementation of the Rural Investment Schemes (RIS) and the Sustainable Farming Scheme (SFS). Through our work together, the Welsh Government has been leveraging PlanetScope, SkySat, Planet Fusion, and Sentinel-2, for sustainable agricultural policies.
•Bolivia’s Institute of National Agrarian Reform (INRA): In its largest deal in a Spanish-speaking country, with a seven-figure multi-year contract, Planet announced INRA, the Bolivian ministry for land management, is using PlanetScope and SkySat data to map the country in order to monitor for good stewardship of public lands and titling enforcement.
•Environmental Resources Management: Global sustainability consultancy ERM became a Planet partner to expand imagery use cases, applications, and reporting capabilities for the more than 20,000 sustainability related projects they consult on per year. The partnership is designed to expand their imagery use cases, applications, and reporting capabilities - helping enable decision-makers to address their operational and sustainability goals.

Combining Planet Data and Artificial Intelligence (AI)
•Synthetaic: Planet announced a partnership with AI startup Synthetaic to use their rapid AI models for object detection and classification services on top of Planet satellite data. A demonstration of their capabilities can be seen on our investor relations website at planet.com/investors under “Videos”. Planet previously worked with Synthetaic to backtrack the trajectory of a high-altitude Chinese balloon's travel across North American airspace to its origin location.
•SI Analytics: Planet announced a partnership with South Korea-based AI company SI Analytics, which uses their AI-powered technology to enhance the resolution of satellite imagery in order to more accurately analyze changes and abnormalities. SI Analytics announced plans to use satellite data to develop a North Korea Dynamic BMOA (Ballistic Missile Operation Area) Search Project with a goal to enhance global risk management and mitigate tensions in Asia and beyond.
•Queryable California with Microsoft (MSFT): Planet showcased the potential of its AI-powered “Queryable California” proof-of-concept at its Explore User Conference in April. The Queryable California demonstration is a part of Planet’s ongoing collaboration with Microsoft’s AI for Good Lab. It demonstrates how next-generation AI can make satellite data more accessible by making it searchable, conversational and context-aware.

Impact and ESG
•Inaugural ESG Report: Planet released its first ESG Report, which can be found at planet.com/esg. It outlines Planet’s vision, and lays the groundwork for Planet’s sustainability program, while highlighting some of the ways we are making progress towards a more sustainable and equitable world. We also highlight some of the ways in which Planet’s core business helps sustainability.

(1) Revenue recognition and timing of revenue recognition for customer and partner deals may vary depending on contractual terms.

Financial Outlook
For the second quarter of fiscal year 2024, ending July 31, 2023, Planet expects revenue to be in the range of approximately $53 million to $55 million, representing approximately 11% year-over-year growth at the midpoint. Non-GAAP Gross Margin is expected to be in the range of approximately 48% to 49%. Adjusted EBITDA loss is expected to be in the range of approximately ($20) million and ($17) million. Capital Expenditure as a Percentage of Revenue is expected to be in the range of approximately 19% to 25% for the quarter.

For fiscal year 2024, ending January 31, 2024, Planet expects revenue to be in the range of approximately $225 million to $235 million, representing approximately 20% year-over-year growth at the midpoint. Non-GAAP Gross Margin is expected to be in the range of approximately 52% to 54%. Adjusted EBITDA loss is expected to be in the range of approximately ($67) million and ($58) million. Capital Expenditure as a Percentage of Revenue is expected to be in the range of approximately 20% to 23% for the full fiscal year 2024.

Planet has not reconciled its Non-GAAP Gross Margin outlook, which is derived from Non-GAAP Gross Profit, or Adjusted EBITDA outlook to their most directly comparable GAAP measures (gross profit and net loss, respectively) because certain items that impact gross profit and net loss, such as stock-based compensation expenses and (in the case of Adjusted EBITDA) depreciation and amortization, are uncertain or out of Planet’s control and cannot be reasonably predicted. The actual amount of these expenses during the first quarter of fiscal year 2024 and fiscal year 2024 will have a significant impact on Planet’s future GAAP financial results. Accordingly, a reconciliation of Non-GAAP Gross Margin outlook and Adjusted EBITDA outlook to gross profit margin and net loss, respectively, is not available without unreasonable efforts.

The foregoing forward-looking statements reflect Planet’s expectations as of today's date. Given the number of risk factors, uncertainties and assumptions discussed below, actual results may differ materially.

Webcast and Conference Call Information

Planet will host a conference call at 5:00 p.m. ET / 2:00 p.m. PT today, June 8, 2023. The webcast can be accessed at www.planet.com/investors/. A replay will be available approximately 2 hours following the event. If you would prefer to register for the conference call, please go to the following link: https://www.netroadshow.com/events/login?show=7377aa72&confId=50722. You will then receive your access details via email.

Additionally, a supplemental presentation has been made available on Planet’s investor relations page.

About Planet Labs PBC

Planet is a leading provider of global, daily satellite imagery and geospatial solutions. Planet is driven by a mission to image the world every day, and make change visible, accessible and actionable. Founded in 2010 by three NASA scientists, Planet designs, builds, and operates the largest Earth observation fleet of imaging satellites. Planet provides mission-critical data, advanced insights, and software solutions to over 900 customers, comprising the world’s leading agriculture, forestry, intelligence, education and finance companies and government agencies, enabling users to simply and effectively derive unique value from satellite imagery. Planet is a public benefit corporation listed on the New York Stock Exchange as PL. To learn more visit www.planet.com and follow us on Twitter.

Planet’s Use of Non-GAAP Financial Measures

This press release includes Non-GAAP Gross Profit, Non-GAAP Gross Margin, which is derived from Non-GAAP Gross Profit, certain Non-GAAP Expenses described further below, Non-GAAP Loss from

Operations, Non-GAAP Net Loss, Non-GAAP Net Loss per Diluted Share and Adjusted EBITDA which are non-GAAP performance measures that the Company uses to supplement its results presented in accordance with U.S. GAAP. The Company believes these non-GAAP financial measures are useful in evaluating its operating performance, as they are similar to measures reported by the Company’s public competitors and are regularly used by analysts, institutional investors, and other interested parties in analyzing operating performance and prospects. Further, the Company believes such non-GAAP measures are helpful in highlighting trends in the Company’s operating results because they exclude items that are not indicative of the Company’s core operating performance. In addition, the Company includes these non-GAAP financial measures because they are used by management to evaluate the Company’s core operating performance and trends and to make strategic decisions regarding the allocation of capital and new investments.

Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation from, as a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. Specifically, these measures should not be considered as an alternative to cost of revenue, gross profit, operating expenses, operating income, net income, earnings per share, or any other performance measures derived in accordance with U.S. GAAP or as an alternative to cash flows from operating activities as a measure of liquidity. The non-GAAP financial measures presented are not based on any standardized methodology prescribed by U.S. GAAP and are not necessarily comparable to similarly-titled measures presented by other companies. Further, the non-GAAP financial measures presented exclude stock-based compensation expenses, which has recently been, and will continue to be for the foreseeable future, a significant recurring expense for the Company’s business and an important part of its compensation strategy.

Planet calculates these non-GAAP financial measures as follows:

Non-GAAP Gross Profit and Non-GAAP Gross Margin: The Company defines and calculates Non-GAAP Gross Profit as gross profit adjusted for stock-based compensation expenses and amortization of acquired intangible assets classified as cost of revenue, and Non-GAAP Gross Margin as the percentage of Non-GAAP Gross Profit to revenue.

Non-GAAP Expenses: The Company defines and calculates Non-GAAP cost of revenue, Non-GAAP research and development expenses, Non-GAAP sales and marketing expenses, and Non-GAAP general and administrative expenses as, in each case, the corresponding U.S. GAAP financial measure (cost of revenue, research and development expenses, sales and marketing expenses, and general and administrative expenses) adjusted for stock-based compensation expenses and amortization of acquired intangible assets that are classified within each of the corresponding U.S. GAAP financial measures.
Non-GAAP Loss from Operations: The Company defines and calculates Non-GAAP Loss from Operations as loss from operations adjusted for stock-based compensation expenses and amortization of acquired intangible assets.

Non-GAAP Net Loss and Non-GAAP Net Loss per Diluted Share: The Company defines and calculates Non-GAAP Net Loss as net loss adjusted for stock-based compensation expenses, amortization of acquired intangible assets and the tax effects of the adjustments. The Company defines and calculates Non-GAAP Net Loss per Diluted Share as Non-GAAP Net Loss divided by diluted weighted-average common shares outstanding.

Adjusted EBITDA: The Company defines and calculates Adjusted EBITDA as net loss before the impact of interest income and expense, income tax expense and depreciation and amortization, and further adjusted for the following items: stock-based compensation; change in fair value of convertible notes and warrant liabilities; gain or loss on the extinguishment of debt; and non-operating income and expenses such as foreign currency exchange gain or loss.

Other Key Metrics

Percent of Recurring ACV: The Company defines Annual Contract Value (ACV) for contracts of one year or greater as the total amount of value that a customer has contracted to pay for the most recent 12 month period for the contract. For short-term contracts (contracts less than 12 months), ACV is equal to total contract value. The Company defines Percent of Recurring ACV as the dollar value of all data subscription contracts and the committed portion of usage-based contracts divided by the total dollar value of all contracts in its ACV Book of Business at a specific point in time. The Company defines ACV Book of Business as the sum of the ACV of all contracts that are active on the last day of the period pursuant to the effective dates and end dates of such contracts. The Company believes Percent of Recurring ACV is a useful metric for investors and management to track as it helps to illustrate how much of its revenue comes from customers that have the potential to renew their contracts over multiple years rather than being one-time in nature. In calculating Percent of Recurring ACV, management applies judgment as to which customers have an active contract at a period end for the purpose of determining ACV Book of Business, which is used as part of the calculation of Percent of Recurring ACV.

EoP Customer Count: The Company defines EoP Customer Count as the total count of all existing customers at the end of the period. It defines existing customers as customers with an active contract with the Company at the end of the reported period. For the purpose of this metric, the Company defines a customer as a distinct entity that uses its data or services. The Company sells directly to customers, as well as indirectly through its partner network. If a partner does not provide the end customer’s name, then the partner is reported as the customer. Each customer, regardless of the number of active opportunities with the Company, is counted only once. For example, if a customer utilizes multiple products of the Company, the Company only counts that customer once for purposes of EoP Customer Count. A customer with multiple divisions, segments, or subsidiaries are also counted as a single unique customer based on the parent organization or parent account. The Company believes EoP Customer Count is a useful metric for investors and management to track as it is an important indicator of the broader adoption of its platform and is a measure of its success in growing its market presence and penetration. In calculating EoP Customer Count, management applies judgment as to which customers are deemed to have an active contract in a period, as well as whether a customer is a distinct entity that uses the Company’s data or services.

Capital Expenditures as a Percentage of Revenue: The Company defines capital expenditures as purchases of property and equipment plus capitalized internally developed software development costs, which are included in our statements of cash flows from investing activities. The Company defines Capital Expenditures as a Percentage of Revenue as the total amount of capital expenditures divided by total revenue in the reported period. Capital Expenditures as a Percentage of Revenue is a performance measure that we use to evaluate the appropriate level of capital expenditures needed to support demand for the Company’s data services and related revenue, and to provide a comparable view of the Company’s performance relative to other earth observation companies, which may invest significantly greater amounts in their satellites to deliver their data to customers. The Company uses an agile space systems strategy, which means we invest in a larger number of significantly lower cost satellites and software infrastructure to automate the management of the satellites and to deliver the Company’s data to clients. As a result of the Company’s strategy and business model, the Company’s capital expenditures may be more similar to software companies with large data center infrastructure costs. Therefore, the Company believes it is important to look at the level of capital expenditure investments relative to revenue when evaluating the Company’s performance relative to other earth observation companies or to other software and data companies with significant data center infrastructure investment requirements. The Company believes Capital Expenditures as a Percentage of Revenue is a useful metric for investors because it provides visibility to the level of capital expenditures required to operate the Company and the Company’s relative capital efficiency.

Forward-looking Statements

Except for the historical information contained herein, the matters set forth in this press release are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, implied and express statements regarding: general economic conditions, the Company’s financial condition, including our anticipated revenues, earnings, cash flows or other aspects of the Company’s operations or operating results, and the Company’s expectations or beliefs concerning future events; the Company’s ability to capture market opportunity; whether and when the Company will be able to execute on its growth initiatives; whether the Company’s new offerings or initiatives will be successful or achieve their goals; the successful integration of and ability to achieve potential benefits from strategic acquisitions; the success and benefits of other customer agreements or partnerships; whether the Company will be able to successfully build or deploy its satellites, including new satellites that are in development as well as the adoption and integration of new and existing AI technology; how the Company will execute on its partnerships and contracts and how the Company’s partners and customers will utilize the Company’s data; and the Company’s financial outlook. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “target,” “anticipate,” “intend,” “develop,” “evolve,” “plan,” “seek,” “may,” “will,” “could,” “can,” “should,” “would,” “believes,” “predicts,” “potential,” “strategy,” “opportunity,” “aim,” “conviction,” “continue” and similar expressions or the negative thereof, or discussions of strategy, plans, objectives, intentions, estimates, forecasts, outlook, assumptions, or goals, are intended to identify such forward-looking statements. Forward-looking statements are based on the Company’s management’s beliefs, as well as assumptions made by, and information currently available to them. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. Factors which may cause actual results to differ materially from current expectations include, but are not limited to: the Company’s limited operating history making it difficult to predict its future operating results; the Company’s expectations that its operating expenses will increase substantially for the foreseeable future; whether the market for the Company’s products and services that is built upon its data set, which has not existed before, will grow as expected; the Company’s ability to manage its growth effectively; whether current customers or prospective customers adopt the Company’s platform; whether the Company will be able to compete effectively with the increasing competition in its market from commercial entities and governments; the Company’s ability to continue to capture certain high-value government procurement contracts; the Company’s ability to obtain or maintain regulatory approvals and/or adhere to regulatory requirements, including those related to the Company’s ability to operate as a government contractor with the required security clearances; changes in government policies regarding the use of commercial data or satellite operators, material delay or cancellation of certain government programs, government spending authorizations and budgetary priorities; changes in general global economic conditions, the Company’s operations (including the development, launch and operation of satellites) or other unforeseen circumstances that may alter or delay the Company’s financial outlook, the Company’s ability to execute contracts with potential customers, the Company’s ability to perform under future contracts and may impact the renewal and final profitability of such contracts as well as prospective or existing customer behaviors; the Company’s ability to realize the total revenue expected for prospective or existing contracts; the timing of revenue recognition for customer and partner deals that can vary depending on contractual terms and may be subject to termination by Planet or the customer prior to the contract’s maturity; the cancellation of contracts by the government and any potential contract options which may or may not be exercised by the government in the future; whether the Company is subject to any risks as a result of its global operations, including, but not limited to, being subject to any hostile actions by a government or other state actor; the Company’s international operations creating business and economic risks that could impact its operations and financial results; the interruption or failure of the Company’s satellite operations, information technology infrastructure or loss of its data storage, whether by cyber-attacks or other adverse events that limit its ability to perform its daily operations effectively and provide its products and services; whether the Company experiences any adverse events, such as delayed launches, launch failures, its satellites failing to reach their planned orbital locations, its satellites failing to operate as intended, being destroyed or otherwise becoming inoperable, the cost of satellite launches significantly increasing and/or satellite launch providers not having sufficient capacity; the Company’s satellites not being able to capture Earth images due to weather, natural disasters or other external factors, or as a result of its constellation of satellites having restrained capacity; if the Company is unable to develop and release product and service enhancements to respond to rapid technological change, or to develop new designs and technologies for its satellites, in a timely and cost-effective manner; downturns or volatility in general economic conditions, including as a result of the COVID-19 pandemic, including any variants thereof, or any other outbreak of an infectious disease; the timing and rate at which the Company signs agreements with customers, including the impact of cost reduction measures, delayed purchasing decisions or prolonged sales cycles at prospective or existing customers; the effects of acts of terrorism, war or political instability, both domestically and internationally, including the current events involving Russia and Ukraine, changes in laws and regulations, or the imposition of economic or trade sanctions affecting international commercial transactions; the loss of one or more of the Company’s key personnel, or its failure to attract, hire, retain and train other highly qualified personnel in the future; the Company’s ability to raise adequate capital, including on acceptable terms, to finance its business strategies; the seasonality of Planet’s business; how rules and regulations in the Company’s highly regulated industry may impact its business; if the Company fails to maintain effective internal controls over financial reporting at a reasonable assurance level; and the other factors described under the heading “Risk Factors” in the Annual Report on Form 10-K filed by the Company with the Securities and Exchange Commission (SEC) and any subsequent filings with the SEC the Company may make. Copies of each filing may be obtained from the Company or the SEC. All forward-looking statements reflect the Company’s beliefs and assumptions only as of the date of this press release. The Company undertakes no obligation to update forward-looking statements to reflect future events or circumstances. The Company’s results for the quarter ended April 30, 2023 are not necessarily indicative of its operating results for any future periods.

PLANET
CONSOLIDATED BALANCE SHEETS (unaudited)

(In thousands)	April 30, 2023	January 31, 2023
Assets
Current assets
Cash and cash equivalents	$140,763	$181,892
Short-term investments	235,415	226,868
Accounts receivable, net	39,072	38,952
Prepaid expenses and other current assets	19,275	27,943
Total current assets	434,525	475,655
Property and equipment, net	118,193	108,091
Capitalized internal-use software, net	11,878	11,417
Goodwill	112,748	112,748
Intangible assets, net	13,999	14,831
Restricted cash and cash equivalents, non-current	5,660	5,657
Operating lease right-of-use assets	23,697	20,403
Other non-current assets	2,757	3,921
Total assets	$723,457	$752,723
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$14,657	$6,900
Accrued and other current liabilities	34,432	46,022
Deferred revenue	44,620	51,900
Liability from early exercise of stock options	11,653	12,550
Operating lease liabilities, current	6,320	4,885
Total current liabilities	111,682	122,257
Deferred revenue	2,474	2,882
Deferred hosting costs	10,671	8,679
Public and private placement warrant liabilities	10,725	16,670
Operating lease liabilities, non-current	19,912	17,145
Contingent consideration	7,142	7,499
Other non-current liabilities	1,502	1,487
Total liabilities	164,108	176,619
Stockholders’ equity
Common stock	27	27
Additional paid-in capital	1,531,380	1,513,102
Accumulated other comprehensive income	1,682	2,271
Accumulated deficit	(973,740)	(939,296)
Total stockholders’ equity	559,349	576,104
Total liabilities and stockholders’ equity	$723,457	$752,723

PLANET
CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	Three Months Ended April 30,
(In thousands, except share and per share amounts)	2023	2022
Revenue	$52,703	$40,127
Cost of revenue	24,556	23,628
Gross profit	28,147	16,499
Operating expenses
Research and development	28,186	24,750
Sales and marketing	23,125	18,855
General and administrative	21,528	20,608
Total operating expenses	72,839	64,213
Loss from operations	(44,692)	(47,714)
Interest income	4,506	112
Change in fair value of warrant liabilities	5,945	3,276
Other income (expense), net	104	280
Total other income (expense), net	10,555	3,668
Loss before provision for income taxes	(34,137)	(44,046)
Provision for income taxes	307	314
Net loss	(34,444)	(44,360)
Basic and diluted net loss per share attributable to common stockholders	$(0.13)	$(0.17)
Basic and diluted weighted-average common shares outstanding used in computing net loss per share attributable to common stockholders	272,347,977	264,088,997

PLANET
CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS (unaudited)

	Three Months Ended April 30,
(in thousands)	2023	2022
Net loss	$(34,444)	$(44,360)
Other comprehensive income (loss), net of tax:
Foreign currency translation adjustment	(45)	175
Change in fair value of available-for-sale securities	(544)	—
Other comprehensive income (loss), net of tax	(589)	175
Comprehensive loss	$(35,033)	$(44,185)

PLANET
CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

	Three Months Ended April 30,
(In thousands)	2023	2022
Operating activities
Net loss	$(34,444)	$(44,360)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	10,248	11,625
Stock-based compensation, net of capitalized cost	15,356	19,822
Change in fair value of warrant liabilities	(5,945)	(3,276)
Change in fair value of contingent consideration	(423)	—
Other	(1,634)	504
Changes in operating assets and liabilities
Accounts receivable	(121)	19,982
Prepaid expenses and other assets	2,770	(403)
Accounts payable, accrued and other liabilities	(10,713)	(3,712)
Deferred revenue	(7,765)	(6,947)
Deferred hosting costs	2,070	231
Net cash used in operating activities	(30,601)	(6,534)
Investing activities
Purchases of property and equipment	(6,336)	(2,861)
Capitalized internal-use software	(739)	(645)
Maturities of available-for-sale securities	30,000	—
Purchases of available-for-sale securities	(35,229)	—
Other	(277)	(146)
Net cash used in investing activities	(12,581)	(3,652)
Financing activities
Proceeds from the exercise of common stock options	3,295	4,963
Class A common stock withheld to satisfy employee tax withholding obligations	(1,896)	(411)
Net cash provided by financing activities	1,399	4,552
Effect of exchange rate changes on cash and cash equivalents, and restricted cash and cash equivalents	177	(649)
Net decrease in cash and cash equivalents, and restricted cash and cash equivalents	(41,606)	(6,283)
Cash and cash equivalents, and restricted cash and cash equivalents at the beginning of the period	188,076	496,814
Cash and cash equivalents, and restricted cash and cash equivalents at the end of the period	$146,470	$490,531

PLANET
RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA (unaudited)

	Three Months Ended April 30,
(in thousands)	2023	2022
Net loss	$(34,444)	$(44,360)
Interest income	(4,506)	(112)
Income tax provision	307	314
Depreciation and amortization	10,248	11,625
Change in fair value of warrant liabilities	(5,945)	(3,276)
Stock-based compensation	15,356	19,822
Other (income) expense	(104)	(280)
Adjusted EBITDA	$(19,088)	$(16,267)

PLANET
RECONCILIATION OF U.S. GAAP TO NON-GAAP FINANCIAL MEASURES (unaudited)

	Three Months Ended April 30,
(in thousands)	2023	2022
Reconciliation of cost of revenue:
GAAP cost of revenue	$24,556	$23,628
Less: Stock-based compensation	917	1,319
Less: Amortization of acquired intangible assets	439	431
Non-GAAP cost of revenue	$23,200	$21,878

Reconciliation of gross profit:
GAAP gross profit	$28,147	$16,499
Add: Stock-based compensation	917	1,319
Add: Amortization of acquired intangible assets	439	431
Non-GAAP gross profit	$29,503	$18,249
GAAP gross margin	53%	41%
Non-GAAP gross margin	56%	45%

Reconciliation of operating expenses:
GAAP research and development	$28,186	$24,750
Less: Stock-based compensation	5,958	8,229
Less: Amortization of acquired intangible assets	—	—
Non-GAAP research and development	$22,228	$16,521
GAAP sales and marketing	$23,125	$18,855
Less: Stock-based compensation	3,080	3,637
Less: Amortization of acquired intangible assets	202	153
Non-GAAP sales and marketing	$19,843	$15,065
GAAP general and administrative	$21,528	$20,608
Less: Stock-based compensation	5,401	6,637
Less: Amortization of acquired intangible assets	80	80
Non-GAAP general and administrative	$16,047	$13,891

Reconciliation of loss from operations
GAAP loss from operations	$(44,692)	$(47,714)
Add: Stock-based compensation	15,356	19,822
Add: Amortization of acquired intangible assets	721	664
Non-GAAP loss from operations	$(28,615)	$(27,228)

PLANET
RECONCILIATION OF U.S. GAAP TO NON-GAAP FINANCIAL MEASURES (unaudited)

	Three Months Ended April 30,
(In thousands, except share and per share amounts)	2023	2022
Reconciliation of net loss
GAAP net loss	$(34,444)	$(44,360)
Add: Stock-based compensation	15,356	19,822
Add: Amortization of acquired intangible assets	721	664
Income tax effect of non-GAAP adjustments	—	—
Non-GAAP net loss	$(18,367)	$(23,874)

Reconciliation of net loss per share, diluted
GAAP net loss	$(34,444)	$(44,360)
Non-GAAP net loss	$(18,367)	$(23,874)

GAAP net loss per share, basic and diluted (1)	$(0.13)	$(0.17)
Add: Stock-based compensation	0.06	0.08
Add: Amortization of acquired intangible assets	—	—
Income tax effect of non-GAAP adjustments	—	—
Non-GAAP net loss per share, diluted (2) (3)	$(0.07)	$(0.09)

Weighted-average shares used in computing GAAP net loss per share, basic and diluted (1)	272,347,977	264,088,997
Weighted-average shares used in computing Non-GAAP net loss per share, diluted (2)	272,347,977	264,088,997

(1) Basic and diluted GAAP net loss per share was the same for each period presented as the inclusion of all potential Class A common stock and Class B common stock outstanding would have been anti-dilutive.
(2) Non-GAAP net loss per share, diluted is calculated using weighted-average shares, adjusted for dilutive potential shares assumed outstanding during the period. No adjustment was made to weighted-average shares for each period presented as the inclusion of all potential Class A common stock and Class B common stock outstanding would have been anti-dilutive.
(3) Totals may not sum due to rounding. Figures are calculated based upon the respective underlying non-rounded data.

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Chris Genualdi / Cleo Palmer-Poroner
Planet Labs PBC
ir@planet.com

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Megan Zaroda
Planet Labs PBC
comms@planet.com